UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure.

On May 9, 2016, the Registrant issued a news release announcing that a National Instrument NI 43-101 Technical Report entitled “Feasibility Study – Nyngan Scandium Project” (the “Technical Report”) has been filed on SEDAR on Friday, May 6, 2016. This Feasibility Study on the Registrant’s 80% owned Nyngan Scandium Project, supports the technical and economic viability of the Nyngan Scandium Project (the “Project”).

The Technical Report was prepared by Lycopodium Minerals Pty Ltd. (“Lycopodium”) of Brisbane, Australia and was independently compiled for the Registrant in the form prescribed under National Instrument 43-101 – Standards by Disclosure for Mineral Projects.

A copy of the Technical Report can be accessed on SEDAR or on the Company’s website at www.scandiummining.com.

A copy of the news release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the news release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Note to U.S. Investors Regarding Resource Estimates: The Company’s technical disclosure uses terms such as “indicated resources” and “measured resources” which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum, and are required to be disclosed in accordance with Canadian National Instrument 43-101 (NI 43-101). The disclosure standards in the U.S. Securities and Exchange Commission’s (SEC) Industry Guide 7 normally do not recognize information concerning these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in the Company’s disclosure documents may not be comparable with information presented by companies using only U.S. standards in their public disclosure.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	News release dated May 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date	May 9, 2016	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, CFO